Exhibit 99.1

NORTHSTAR HEALTHCARE INCOME, INC. ANNOUNCES ESTIMATED VALUE OF $7.10 PER SHARE OF COMMON STOCK
New York, NY, December 4, 2018 - The board of directors (the “Board”) of NorthStar Healthcare Income, Inc. (“NorthStar Healthcare” or the “Company”), a publicly registered, non-traded real estate investment trust (“REIT”) focused on a diverse portfolio of healthcare real estate investments today announced an estimated per share value of $7.10 of NorthStar Healthcare’s common stock as of June 30, 2018.
NorthStar Healthcare engaged Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party valuation firm, to assist the Board in determining an estimated per share value of NorthStar Healthcare’s common stock as of June 30, 2018. To estimate its value range, Stanger determined an appraised value range on 27 of the 79 directly-owned properties, determined estimated value ranges for one debt investment and minority interests in six joint ventures in NorthStar Healthcare’s real estate portfolio, and relied upon appraisal reports prepared by other third-party appraisal firms for 50 properties, and the contractual sale price for two pending asset sales, in each case as of June 30, 2018. Based on these appraisals and valuations, and other factors deemed relevant by the audit committee of the Board (the “Audit Committee”), the Audit Committee, comprised solely of independent directors, recommended and the Board adopted an estimated per share value of $7.10 of NorthStar Healthcare’s common stock as of June 30, 2018.
The various factors considered in determining the estimated per share value of NorthStar Healthcare’s common stock were based on a number of assumptions and estimates that may not be accurate or complete. Further, the value of NorthStar Healthcare’s common stock will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Board intends to determine an updated estimated per share value of NorthStar Healthcare’s common stock on at least an annual basis.

The factors below were significant contributors to the decline in the estimated per share value from June 30, 2017 of $8.50 to June 30, 2018 of $7.10:

•
Consistent with past and current trends in the seniors housing market, NorthStar Healthcare’s portfolio is facing occupancy challenges in select markets attributable to increases in supply, thereby reducing operating revenue in those assets affected by new supply.

•
Labor costs in NorthStar Healthcare’s investments have increased due to statutory wage increases and reduced availability of qualified workers in certain markets, resulting in increases in property-level operating expenses.

•
Downward pressures on cash flow continue for the skilled nursing industry, which has resulted in certain cases in restructuring leases or replacing tenants and reducing rental income at affected assets.

•	Operator transitions at select investments resulted in short-term disruption in operations and occupancy, though most have been completed and we believe are now progressing towards stabilization.

•
NorthStar Healthcare continues to reinvest in its assets and investments through maintenance and strategic capital expenditures, which, depending upon the nature of the capital expenditures, may be accretive to the asset or necessary to maintain the asset’s value.

•
During the twelve months ended June 30, 2018, NorthStar Healthcare made distributions to shareholders in excess of funds available for distribution, which has a dilutive effect on NorthStar Healthcare’s per share estimated value.

Ronald Jeanneault, Vice Chairman, Chief Executive Officer and President commented, “Although we are disappointed in the decline in estimated per share value, we believe that the recently completed operator transitions, capital reinvested in our portfolio and additional resources added to the advisor’s asset management team will facilitate the continued effort to enhance the performance of our investments. NorthStar Healthcare reaffirms its commitment to maximizing value to our shareholders.”
NorthStar Healthcare’s advisor’s team of investment management professionals completes regular internal portfolio reviews, conducts site visits and performs external monitoring procedures. NorthStar Healthcare’s advisor seeks to actively address any issues with corrective actions, such as replacing operating partners, negotiating lease modifications or making physical property enhancements. NorthStar Healthcare’s advisor’s team is committed to driving investment performance and reducing risk in light of industry challenges, and seeks to deal with any such challenges using what it believes to be all appropriate internal and external resources.
About NorthStar Healthcare Income, Inc.
NorthStar Healthcare is a public, non-traded real estate investment trust that was formed to originate, acquire and asset manage a diversified portfolio of debt and equity investments in the healthcare real estate sector with a focus on the mid-acuity senior housing sector, which we define as assisted living, memory care, skilled nursing and independent living facilities that have an emphasis on private pay patients. NorthStar Healthcare is sponsored by Colony Capital, Inc. (NYSE: CLNY). For more information regarding NorthStar Healthcare, please refer to www.northstarhealthcarereit.com.
Safe Harbor/Forward-Looking Statement
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends,” “expects” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, the actual value of NorthStar Healthcare’s common stock upon a listing, if any, the amount realized by a stockholder in the event of a sale, merger or liquidation of NorthStar Healthcare or a private sale of shares, variations in facts underlying the assumptions used to estimate the valuation of NorthStar Healthcare’s common stock, changes in market interest rates for healthcare real estate debt investments, changes to healthcare real estate values, fluctuations in portfolio premiums and enterprise value and the extent to which these factors may impact NorthStar Healthcare’s estimated value per share in the future, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, repurchases of NorthStar Healthcare’s common stock, changes in the number of shares of NorthStar Healthcare’s common stock outstanding and the proceeds obtained for any common stock transactions, changes in the size and diversity of NorthStar Healthcare’s portfolio, the impact of any losses from NorthStar Healthcare’s investments on cash flow and returns, property-level cash flow, the ability to achieve targeted returns, the impact of actions taken by joint venture partners, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as in NorthStar Healthcare’s other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this press release are based upon information available to NorthStar Healthcare on the date of this press release and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results.